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                                                                     EXHIBIT (j)



            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


We consent to the reference to our firm under the captions "Financial Highlights" and "Independent Registered Public Accounting Firm" and to the incorporation by reference of our reports dated October 21, 2008 of the Van Kampen American Franchise Fund, Van Kampen Core Growth Fund, Van Kampen Equity Premium Income Fund, Van Kampen International Advantage Fund, Van Kampen International Growth Fund and Van Kampen Technology Fund in the related Prospectuses and Statement of Additional Information and in the Registration Statement (Form N-1A) of the Van Kampen Equity Trust II filed with the Securities and Exchange Commission in this Post-Effective Amendment No. 26 to the Registration Statement under the Securities Act of 1933
(Registration No. 333-75493).

                                                           /s/ Ernst & Young LLP
                                                           ---------------------
                                                              ERNST & YOUNG LLP


Chicago, Illinois
December 22, 2008